                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)____


                                  BANK ONE, NA
               (Exact name of trustee as specified in its charter)

    A National Banking Association                        31-4148768
                                                       (I.R.S. employer
                                                     identification number)


100 East Broad Street
Columbus, Ohio                                       43271-0181
(Address of principal executive offices)             (Zip Code)

                                  Bank One, N A
                                1 Bank One Plaza
                               Mail Code IL1-0120
                          Chicago, Illinois 60670-0120
  Attn: Marla S. Roth, Assistant Vice President, Law Department (312) 732-2773
            (Name, address and telephone number of agent for service)

                              --------------------

                               SPRINT CORPORATION
               (Exact name of obligor as specified in its charter)

         Kansas                                             48-0457967
   (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                     identification number)


                           SPRINT CAPITAL CORPORATION
               (Exact name of obligor as specified in its charter)


         Delaware                                          48-1132866
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                       identification number)

P.O. Box 11315
Kansas City, Missouri                                   64112
(Address of principal executive offices)                (Zip Code)

                              7.900% Notes Due 2005
                              8.375% Notes Due 2012
                              8.750% Notes Due 2032


                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          -------------------
          information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.; Federal Reserve Bank of Cleveland, Cleveland, Ohio.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor. If the obligor is an affiliate of the
          -----------------------------
          trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits. List below all exhibits filed as a part of this
          ----------------
          Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

                                       2

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          7.   A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 2nd day of April, 2002.

               Bank One, NA,
               Trustee

               By: /s/ Marla S. Roth
                  ----------------------
                    Marla S. Roth
                    Assistant Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, NA, filed in connection with Form S-3 relating to Wheeling-Pittsburgh Corporation 9 3/8% Senior Notes due 2003, Securities Exchange Commission File No. 33-50709.

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                 April 2, 2002



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture and supplemental indenture among Sprint Capital Corporation, Sprint Corporation, and Bank One, NA, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                     Very truly yours,

                     Bank One, NA



                     By: /s/ Marla S. Roth
                         ---------------------
                          Marla S. Roth
                          Assistant Vice President



                                       4

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Bank One, NA FFIEC 041
Legal Title of Bank RC-1
Columbus
City 10
OH 43271
State Zip Code

Transmitted to EDS as 0171415 on 01/30/02 at 17:28:25 CST

FDIC Certificate Number - 06559

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                           Schedule RC--Balance Sheet


                                                                           Dollar Amounts in Thousands    RCON     Bil | Mil | Thou
ASSETS

1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1) _________________________________________       0081     2,454,246  1.a
b. Interest-bearing balances (2) __________________________________________________________________       0071           996  1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A) _____________________________________       1754             0  2.a
b. Available-for-sale securities (from Schedule RC-B, column D) ___________________________________       1773     4,234,882  2.b
3. Federal funds sold and securities purchased under agreements to resell _________________________       1350     1,165,068  3
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale _________________________________________________________________       5369     1,410,565  4.a
b. Loans and leases, net of unearned income _______________________________________________________       B528    32,185,848  4.b
c. LESS: Allowance for loan and lease losses ______________________________________________________       3123       661,727  4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) ____________________       B529    31,524,121  4.d
5. Trading assets (from Schedule RC-D)_____________________________________________________________       3545        55,598  5
6. Premises and fixed assets (including capitalized leases) _______________________________________       2145       306,415  6
7. Other real estate owned (from Schedule RC-M)____________________________________________________       2150        50,907  7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) _______       2130       598,033  8
9. Customers' liability to this bank on acceptances outstanding ___________________________________       2155             0  9
10. Intangible assets
a. Goodwill _______________________________________________________________________________________       3163        53,777  10.a
b. Other intangible assets (from Schedule RC-M) ___________________________________________________       0426        21,622  10.b
11. Other assets (from Schedule RC-F)______________________________________________________________       2160     1,877,808  11
12. Total assets (sum of items 1 through 11) ______________________________________________________       2170    43,745,038  12
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Bank One, NA FFIEC 041
Legal Title of Bank RC-2

Transmitted to EDS as 0171415 on 01/30/02 at 17:28:25 CST

FDIC Certificate Number - 06559 11

Schedule RC - Continued


                                                                           Dollar Amounts in Thousands    RCON     Bil | Mil | Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E) ______________________       2200    15,979,689  13.a
(1) Noninterest-bearing (1) _______________________________________________________________________       6631     5,688,443  13.a.1
(2) Interest-bearing ______________________________________________________________________________       6636    10,291,246  13.a.2
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase ____________________       2800    11,623,937  14
15. Trading liabilities (from Schedule RC-D) ______________________________________________________       3548        75,009  15
16. Other borrowed money (includes mortgage indebtedness and obligations under
capitalized leases) (from Schedule RC-M): _________________________________________________________       3190    10,527,632  16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding ______________________________________       2920             0  18
19. Subordinated notes and debentures (2) _________________________________________________________       3200     1,650,000  19
20. Other liabilities (from Schedule RC-G) ________________________________________________________       2930       930,422  20
21. Total liabilities (sum of items 13 through 20)  _______________________________________________       2948    40,795,689  21
22. Minority interest in consolidated subsidiaries_________________________________________________       3000       300,277  22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus _________________________________________________       3838             0  23
24. Common stock __________________________________________________________________________________       3230       127,044  24
25. Surplus (exclude all surplus related to preferred stock) ______________________________________       3839     1,596,729  25
26. a. Retained earnings___________________________________________________________________________       3632       951,594  26.a
b. Accumulated other comprehensive income (3)______________________________________________________       B530       (26,295) 26.b
27. Other equity capital components (4) ___________________________________________________________       A130             0  27
28. Total equity capital (sum of items 23 through 27)______________________________________________       3210     2,649,072  28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)_________       3300    43,745,038  29
Memorandum
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the
most comprehensive level of auditing work performed for the bank by independent external                  RCON Number
auditors as of any date during 2000 _______________________________________________________________        6724         N/A   M. 1

1 = Independent audit of the bank conducted in accordance              4 = Directors' examination of the bank conducted
with generally accepted auditing standards by a certified              in accordance with generally accepted auditing
public accounting firm which submits a report on the bank              standards by a certified public accounting firm
2 = Independent audit of the bank's parent holding company             (may be required by state chartering authority)
conducted in accordance with generally accepted auditing               5 = Directors' examination of the bank performed
standards by a certified public accounting firm which                  by other external auditors (may be required by
submits a report on the consolidated holding company (but              state chartering authority)
not on the bank separately)                                            6 = Review of the bank's financial statements by
3 = Attestation on bank management's assertion on the                  external auditors
effectiveness of the bank's internal control over financial            7 = Compilation of the bank's financial statements by
reporting by a certified public accounting firm                        external auditors
                                                                       8 = Other audit procedures (excluding tax
                                                                       preparation work)
                                                                       9 = No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.